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                                                                     EXHIBIT 5.4
                       [LETTERHEAD OF LATHAM & WATKINS]

                                November 13, 2001


Sempra Energy
101 Ash Street
San Diego, CA  92101

          Re: Registration Statement on Form S-3 of Sempra Energy, Sempra Energy Global Enterprises, Inc., Sempra Energy Capital Trust II and Sempra Energy Capital Trust III
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Ladies and Gentlemen:

     This opinion is furnished in connection with the registration statement on Form S-3 filed on October 1, 2001 (the "Registration Statement") by Sempra Energy, a California corporation, Sempra Energy Global Enterprises, a California corporation, Sempra Energy Capital Trust II, a Delaware trust, and Sempra Energy Capital Trust III, a Delaware trust (collectively, the "Registrants"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     We have reviewed the prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration of up to $2,000,000,000 aggregate offering price of (i) one or more series of unsecured senior or subordinated debt securities (the "Debt Securities") which may be issued by Sempra Energy or Sempra Energy Global Enterprises, (ii) shares of common stock, without par value, which may be issued by Sempra Energy (the "Common Stock"), (iii) shares of preferred stock, without par value, which may be issued by Sempra Energy (the "Preferred Stock"), (iv) trust preferred securities (the "Trust Preferred Securities") which may be issued by each of Sempra Energy Capital Trust II and Sempra Energy Capital Trust III (each, a "Trust") pursuant to each Trust's respective Amended and Restated Declaration of Trust (each an "Amended Declaration"), (v) warrants to purchase Debt Securities, which may be issued by Sempra Energy or Sempra Energy Global Enterprises, or warrants to purchase Preferred Stock or Common Stock, which may be issued by Sempra Energy (the "Warrants"), (vi) securities purchase contracts which may be issued by Sempra Energy to purchase Common Stock, Preferred Stock or Debt Securities of Sempra Energy (the "Securities Purchase Contracts"), (vii) securities purchase units which may be issued by Sempra Energy to purchase Common Stock, Preferred Stock or Debt Securities of Sempra Energy (the "Securities Purchase Units"), (viii) depositary shares that may be issued by Sempra Energy (the "Depositary Shares") and (ix) guarantees of Trust Preferred Securities of the

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Sempra Energy
November 13, 2001
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Trusts which may be issued by Sempra Energy (the "Trust Preferred Securities
Guarantees") and guarantees of Debt Securities of Sempra Energy Global Enterprises which may be issued by Sempra Energy (the "Debt Securities Guarantees," and together with the Trust Preferred Securities Guarantees, the "Guarantees") pursuant to one or more guarantee agreements (each a "Guarantee Agreement"). The Debt Securities, the Trust Preferred Securities, the Guarantees, the Depositary Shares, the Securities Purchase Contracts, the Securities Purchase Units, the Warrants and the Common and Preferred Stock are collectively referred to herein as the "Securities." The terms of the Debt Securities may provide that they are exchangeable and/or convertible into shares of Common Stock. Any Debt Securities will be issued pursuant to one or more indentures and one or more supplements thereto (collectively, the "Indentures"), between the issuer of such Debt Securities and a trustee (each, a "Trustee"). We are familiar with the proceedings taken and proposed to be taken by the Registrants in connection with the authorization and issuance of the Securities, and, for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.

     We have examined such matters of fact and questions of law we considered appropriate for purposes of rendering the opinion expressed below. We have been furnished with and relied upon certificates of officers of the Registrants and others with respect to factual matters.

     We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

          1. When the specific terms of any particular series of Debt Securities have been duly established in accordance with the terms of the applicable Indenture and applicable law, and such Debt Securities have been duly executed, authenticated and delivered against payment therefor as contemplated by the terms and provisions of the applicable Indenture and by the Registration Statement and/or applicable Prospectus Supplement, such Debt Securities will constitute legally valid and binding obligations of the issuing company, enforceable against the issuing company in accordance with the terms of such Debt Securities.

          2. When the specific terms of any particular series of Debt Securities Guarantees and the related Debt Securities have been duly established in accordance with the terms of the applicable Indenture and applicable law, and such Debt Securities Guarantees and related Debt Securities have been executed, authenticated and delivered against payment therefor as contemplated by the terms and provisions of the applicable Indenture and by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Securities Guarantees will constitute legally valid and binding obligations of Sempra Energy, enforceable against Sempra Energy in accordance with the terms of such Debt Securities Guarantees.
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Sempra Energy
November 13, 2001
Page 3

          3. When the specific terms of any particular Trust Preferred Securities Guarantees and the related Trust Preferred Securities have been duly established in accordance with the terms of the applicable Amended Declaration and applicable law, and such Trust Preferred Securities Guarantees and such related Trust Preferred Securities have been duly executed, authenticated and delivered against payment therefor as contemplated by the terms and provisions of the applicable Amended Declaration and by the Registration Statement and/or the applicable Prospectus Supplement, such Trust Preferred Securities Guarantees will be legally valid and binding obligations of Sempra Energy enforceable against Sempra Energy in accordance with the terms of such Trust Preferred Securities Guarantees.

          4. When any particular deposit agreement has been duly authorized, executed and delivered by Sempra Energy in accordance with applicable law, the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with such deposit agreement and applicable law, and the related depositary receipts have been duly executed and delivered by the depositary against payment therefor as contemplated by such deposit agreement, the Registration Statement and/or the applicable Prospectus Supplement and by such authorization, and assuming the underlying securities have been duly authorized and validly issued and deposited with the depositary, such Depositary Shares will be validly issued and will entitle the holders to the rights specified in such deposit agreement for such depositary receipts.

          5. When any particular warrant agreement has been duly authorized, executed and delivered by Sempra Energy and/or Sempra Energy Global Enterprises in accordance with applicable law (a "Warrant Agreement"), the specific terms of the related Warrants have been duly established in accordance with such Warrant Agreement and applicable law, and the Warrants have been duly executed, authenticated and delivered against payment therefor as contemplated by such Warrant Agreement, the Registration Statement and/or the applicable Prospectus Supplement and by such authorization, and assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law and, in the case of Warrants to purchase Debt Securities, when the terms of such Debt Securities and any related Debt Securities Guarantees are established in accordance with the terms of the applicable Indenture and applicable law, the Warrants will be validly issued and will entitle the holders to the rights specified in the Warrant Agreement.

          6. When any particular Securities Purchase Contract and related Securities Purchase Units have been duly authorized, executed and delivered by Sempra Energy in accordance with applicable law, the specific terms of such Securities Purchase Contract and related Securities Purchase Units have been duly established in accordance with applicable law, and such Securities Purchase Contract and related Securities Purchase Units have been duly executed, authenticated and delivered against payment therefor as contemplated by such Securities Purchase Contract, the Registration Statement and/or the applicable Prospectus Supplement and by such authorization, and, in the case of a Securities Purchase Contract and related Securities Purchase Units for Debt Securities of Sempra Energy, when the specific terms
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Sempra Energy
November 13, 2001
Page 4

of such Debt Securities and any related Debt Securities Guarantees have been established in accordance with the terms of the applicable Indenture and applicable law, and assuming the securities issuable upon exercise of such Securities Purchase Contract and Securities Purchase Units have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law, such Securities Purchase Contract will be the legally valid and binding obligation of Sempra Energy enforceable against Sempra Energy in accordance with the terms of such Securities Purchase Contract, such Securities Purchase Units will be validly issued and will entitle the holders to any rights specified in the Warrant Agreement.

     The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of the waiver of rights or defenses with respect to stay, extension or usury laws or
(ii) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     To the extent that the obligations of each of Sempra Energy and Sempra Energy Global Enterprises under Debt Securities and Debt Securities Guarantees may be dependent upon such matters, we assume for purposes of this opinion that each of Sempra Energy, Sempra Energy Global Enterprises and each Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each of Sempra Energy and Sempra Energy Global Enterprises and each Trustee is duly qualified to engage in the activities contemplated by the respective Indenture; that each Indenture has been duly authorized, executed and delivered by the respective Trustee and each of Sempra Energy and Sempra Energy Global Enterprises, as applicable, and constitutes the legally valid and binding obligation of each of Sempra Energy, Sempra Energy Global Enterprises and each such Trustee, as applicable, enforceable against each of Sempra Energy, Sempra Energy Global Enterprises and each Trustee in accordance with its terms; that each Trustee is in compliance, generally and with respect to acting as a trustee under the respective Indenture, with all applicable laws and regulations; and that each of Sempra Energy, Sempra Energy Global Enterprises and each Trustee has the requisite organizational and legal power and authority to perform its obligations under the respective Indenture.

     To the extent that the obligations of Sempra Energy under Trust Preferred Guarantees may be dependent upon such matters, we assume for purposes of this opinion that each of Sempra Energy, each Trust and each trustee under the respective Amended Declaration that is an entity is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each of Sempra Energy, each Trust and each trustee is duly qualified to engage
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Sempra Energy
November 13, 2001
Page 5

in the activities contemplated by the respective Amended Declaration; that each Amended Declaration has been duly authorized, executed and delivered by the respective Trust, trustee, as applicable, and Sempra Energy, and constitutes the legally valid and binding obligation of each respective Trust and trustee, enforceable against each respective Trust and trustee in accordance with its terms; that each trustee is in compliance, generally and with respect to acting as a trustee under the respective Amended Declaration, and with all applicable laws and regulations; and that each of Sempra Energy, each Trust and each trustee has the requisite organizational, as applicable, and legal power and authority to perform its obligations under the respective Amended Declaration.

     To the extent that the obligations of Sempra Energy under deposit agreements and depositary receipts may be dependent upon such matters, we assume for purposes of this opinion that each of Sempra Energy and the depositary will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each of Sempra Energy and the depositary will be duly qualified to engage in the activities contemplated by the deposit agreement; that the deposit agreement will be duly authorized, executed and delivered by each of Sempra Energy and the depositary and will constitute the legally valid and binding obligation of each of Sempra Energy and the depositary, enforceable against each of Sempra Energy and the depositary in accordance with its terms; that the depositary will be in compliance, generally and with respect to acting as a depositary under the deposit agreement, with all applicable laws and regulations; and that each of Sempra Energy and the depositary will have the requisite organizational and legal power and authority to perform its obligations under the deposit agreement.

     To the extent that the obligations of Sempra Energy and Sempra Energy Global Enterprises under Warrant Agreements and Warrants may be dependent upon such matters, we assume for purposes of this opinion that each of Sempra Energy, Sempra Energy Global Enterprises and the warrant agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each of Sempra Energy, Sempra Energy Global Enterprises and the warrant agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement will be duly authorized, executed and delivered by each of Sempra Energy or Sempra Energy Global Enterprises, as applicable, and the warrant agent and will constitute the legally valid and binding obligation of each of Sempra Energy or Sempra Energy Global Enterprises, as applicable, and the warrant agent, enforceable against each such party in accordance with its terms; that the warrant agent will be in compliance, generally and with respect to acting as a warrant agent under the Warrant Agreement, with all applicable laws and regulations; and that each of Sempra Energy or Sempra Energy Global Enterprises, as applicable, and the warrant agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     To the extent that the obligations of Sempra Energy under Securities Purchase Contracts and Securities Purchase Units may be dependent upon such matters, we assume for purposes of this opinion that Sempra Energy and each other party to such Securities Purchase Contract and
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Sempra Energy
November 13, 2001
Page 6

Securities Purchase Unit is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that Sempra Energy and each other party to such Securities Purchase Contract and Securities Purchase Unit is duly qualified to engage in the activities contemplated by the respective Securities Purchase Contract and Securities Purchase Unit; that each Securities Purchase Contract and Securities Purchase Unit has been duly authorized, executed and delivered by Sempra Energy and each other party to such Securities Purchase Contract and Securities Purchase Unit, and constitutes the legally valid and binding obligation of each such other party, enforceable against each such other party in accordance with their respective terms; and that each of Sempra Energy and each other party to such Securities Purchase Contract and Securities Purchase Unit has the requisite organizational, as applicable, and legal power and authority to perform its obligations under the respective Securities Purchase Contract and Securities Purchase Unit.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of the Securities and the Guarantees" in the Prospectus included therein.

                              Very truly yours,

                              /s/ Latham & Watkins